October 23, 1996


Atlantic Pharmaceuticals, Inc.
142 Cypress Point Road
Half Moon Bay, California 94019


                          Re: Atlantic Pharmaceuticals, Inc. (the "Company") Registration Statement on Form S-8
                               registering 950,000 shares of Common Stock
                               -------------------------------------------


Ladies and Gentlemen:

We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 950,000 shares of Common Stock available for issuance under the Company's 1995 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP